Exhibit 5.1

Our Ref: JDL:145097

22 November 2022

Medlab Clinical Limited
66 McCauley Street
Alexandria  NSW  2015

Dear Sir/Madam

Registration Statement on Form F-1
1.	Introduction
We have acted as Australian legal advisers to Medlab Clinical Ltd (ACN 169 149 071) (Medlab), a company which is incorporated in Australia, in connection with its filing of a registration statement on Form F-1, on or about November 22, 2022, to which this opinion letter (Opinion Letter) is attached as an exhibit (such registration statement, as amended, including the documents incorporated by reference therein, the Registration Statement) under the U.S. Securities Act of 1993, as amended (Securities Act), with the U.S. Securities and Exchange Commission (the Exchange Commission).
The Registration Statement relates to the registration and proposed offer and issue of a proposed maximum aggregate offering price of to be determined comprised of a maximum of 4,000,000 securities in any combination of the following:
(a)
share units (Share Unit) with each Share Unit being comprised of one fully paid ordinary share in the capital of the Company (Ordinary Share) and one warrant to purchase a further Ordinary Share (Share Purchase Warrant); or

(b)
pre-funded warrant units (Pre-Funded Warrant Unit) with each Pre-Funded Warrant Unit being comprised of one pre-funded warrant (Pre-Funded Warrant) and one Share Purchase Warrant (together, the Warrants); or

(c)	Ordinary Shares which may become issuable upon exercise of the Pre-Funded Warrants and the Share Purchase Warrants (Warrant Shares),
The Shares and Share Purchase Warrants include shares and warrants purchasable by A.G.P./Alliance Global Partners (Underwriter) upon its exercise of an over-allotment option granted to the Underwriter by the Company (Overallotment Shares) (together, the Ordinary Shares, Warrant Shares and Overallotment Shares are the Shares). The Overallotment Shares are being sold to the Underwriter named in, and pursuant to, an underwriting agreement among the Company and the Underwriter (the Underwriting Agreement).
This Opinion Letter (is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Securities.

2.	Material Reviewed
We have not reviewed any documents other than the documents listed in Schedule 1 (Documents) for the purposes of this Opinion Letter, and this Opinion Letter does not purport to address any legal issues that arise in relation to such other documents that may be or come into force, even if there is a reference to any such documents in the Documents or on the impact such documents may have on the opinions expressed in this Opinion Letter.
3.	Applicable Law
The opinions given in this letter are confined to, and given on the basis of, Australian law as currently applied by the Australian courts as evidenced in legislation and published case law in Australia.
The opinions given in this Opinion Letter are given on the basis that it is governed by and construed in accordance with the laws of New South Wales, Australia and will be subject to the jurisdiction of the courts of News South Wales, Australia.
4.	Opinions
Subject to the assumptions and qualifications set out in Schedule 2 and elsewhere in this letter, and subject further to the following:
(a)	the Registration Statement, as amended, having become effective under the Securities Act and continuing to be so effective;
(b)	the Board Minutes remaining in full force and effect and not having been rescinded or amended;
(c)	if and when Shares are issued valid entries will be made in relation to those Shares in the books and registers of Medlab;
(d)	valid entries having been made in relation to the issue of the Warrants in the books and registers of Medlab;
(e)	if and when Warrant Shares are issued pursuant to the valid entries will be made in relation to those Warrant Shares in the books and registers of Medlab; and
(f)	Medlab updating ASIC’s records to reflect the issue of the Shares, we are of the opinion that:
(a)	Medlab has been duly incorporated and is validly registered and existing under the laws of the Commonwealth of Australia;
(b)	if and when, in accordance with the terms of the Underwriting Agreement:
(i)
the issuance of the Ordinary Shares and Overallotment Shares has been duly authorised by appropriate corporate action and those Ordinary Shares have been duly issued as described in the Registration Statement those Ordinary Shares will be validly issued, fully paid, non-assessable and will not be subject to any call for payment of further capital; and

(ii)
if and when any Warrants have been validly exercised and the Warrant Shares issuable upon exercise of such Warrants have been duly issued as described in the Registration Statement those Warrant Shares will be validly issued, fully paid, non-assessable and will not be subject to any call for payment of further capital.

5.	Addressee and Purpose
This Opinion Letter is provided in connection with the Registration Statement.
We hereby consent to the filing of this Opinion Letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” of the Registration Statement as regards certain legal matters as to Australian law. In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
Yours faithfully,
/s/ McCabes
McCabes

Jason Lambeth
Principal
+61 2 9265 3221
jason.lambeth@mccabes.com.au

Schedule 1 – Materials Reviewed
In connection with the opinions in this letter, we have reviewed:
1.	a copy of the Registration Statement;
2.	a copy of the certificate of registration of Medlab;
3.	a copy of the constitution of Medlab as at the date of this letter;
4.	a copy of the minutes of a meeting of the board of directors of Medlab:
(a)	approving the issue of the Share Units and the Pre-Funded Warrant Units; and
(b)	authorising and approving the issuance of Warrant Shares at such time, in such number and upon such terms and conditions as set out in the Registration Statement.

Schedule 2 – Assumptions & Qualifications
1.	Assumptions:
We have assumed (without making any investigation) that:
(a)	with respect to all documents reviewed by us:
(i)	all signatures, sealings or markings are genuine;
(ii)
any individual, corporate entity or governmental authority signing, sealing or otherwise marking any of such documents had the requisite legal capacity at all relevant times to sign, seal or otherwise mark such documents;

(iii)	all documents submitted to us as originals are authentic and complete;
(iv)	all documents submitted to us as copies or as a reproduction (including facsimiles) conform to the authentic original documents; and
(v)	the corporate records of Medlab are complete, true and accurate;
(b)	if we have reviewed a draft of a document rather than an executed copy, the document will be executed in the form of that draft;
(c)	Medlab has disclosed to us all the information it and any of its officers and employees are aware of and which might affect our findings;
(d)	any documents and information given to us by Medlab or any of its employees, officers, advisers, agents or representatives are accurate and complete;
(e)	all factual matters in all documents provided to us in connection with this opinion are true and correct;
(f)
each document reviewed by us has been validly executed by each entity expressed to be a party to it and the obligations of each party under each document reviewed by us are valid, blinding and (subject to the terms of each document) enforceable;

(g)	each party to a document reviewed by us, other than Medlab, is validly registered and existing under the laws of its place of incorporation;
(h)
each party to a document reviewed by us has the power to enter into and perform its obligations under that document and has taken all necessary corporate and other action to authorise the execution, delivery and performance of that document in accordance with its terms;

(i)	the filing of the Registration Statement with the Exchange Commission has been authorised by all necessary actions under all applicable laws other than Australian law;
(j)
the constitution of Medlab examined by us remains in full force and effect and no alteration has been made or will be made to the constitution prior to the date of allotment and issue of the Shares (Allotment Date);

(k)	Medlab has complied with its reporting and filing obligations under all applicable laws;
(l)	each document reviewed by us in connection with this opinion:
(i)	is accurate, complete and up-to-date;
(ii)	has not been varied, amended or terminated; and

(iii)	has not been superseded by some other document or action of which we are not aware;
(m)	no material information or documents have been withheld from us, whether deliberately or inadvertently; and
(n)
the resolutions of the directors of Medlab were duly passed as resolutions of the directors of Medlab (and, in the case of minutes of a meeting of the board of directors of Medlab, were accurately minuted), all constitutional, statutory and other formalities were duly observed (including that all provisions relating to the declaration of directors’ interests or the power of interested directors to vote were properly complied with and, in the case of minutes of a meeting of the board of directors of Medlab, the meeting was properly convened, a quorum was present at all times and all directors who attended and voted at that meeting were entitled to do so), such resolutions were duly adopted, and such resolutions have not been revoked or varied and remain in full force and effect and will remain so at the Allotment Date.

2.	Qualifications
Our opinions in this letter are subject to the following qualifications and limitations:
(a)	this opinion only relates to the laws in Australia in force at the date of this opinion and does not express or imply an opinion as to the laws of any other jurisdiction;
(b)	we are not able to comment on, and express no opinion on whether:
(i)	the information given to us for the purposes of this opinion is adequate;
(ii)	the documents given to us for the purposes of this opinion are complete;
(iii)	the documents given to us for the purposes of this opinion comprise all relevant documents;
(iv)	there is other information relevant to the matters referred to in this opinion;
(v)	all relevant documents and information have been correctly filed; or
(vi)	there are any other matters not brought to our attention which a reasonable person may consider material in relation to the matters referred to in this opinion;
(c)	we do not accept any responsibility for omissions or inaccuracies in this opinion resulting from documents or information not given to us; and
(d)
if a person for whose benefit our opinion is given is actually aware of or believes there to be a false or misleading statement or an omission of the information requested to be provided to us in connection with the work performed by us in rendering this opinion, that person may not rely on this opinion in relation to that statement or omission and should seek legal advice on the specific matter concerned.